Exhibit 99.1
FOR IMMEDIATE RELEASE
FEDERAL SIGNAL ANNOUNCES ANNUAL MEETING RESULTS
James E. Goodwin Named Non-Executive Chairman of the Board of Directors
OAK BROOK, Ill., April 30, 2009 — Federal Signal Corporation (NYSE: FSS), a leader in advancing security and well-being, today announced that at the Company’s 2009 Annual Meeting stockholders voted to elect James E. Goodwin, William H. Osborne and Joseph R. Wright, Jr. to the Company’s Board of Directors as members of the class of directors to serve until the 2012 Annual Meeting of Stockholders. Stockholders also ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2009.
“On behalf of Federal Signal’s Board of Directors and management team, I thank our stockholders for their support,” said independent director John McCartney. “Our Board and management team are committed to continuing to execute our strategic plan, driving sustainable and profitable growth and driving stockholder value.”
The Company also announced today that James E. Goodwin, a director since 2005, has been named non-executive Chairman of the Board of Directors.
Mr. Goodwin said, “It is with great honor and pleasure that I accept the position of Chairman. Federal Signal is a company with an independent and engaged Board, experienced management team, and a hard working and dedicated employee base. I look forward to continuing to work closely with the other members of the Board to realize the Company’s tremendous potential and create value for all stockholders.”
“I want to again thank James C. Janning for over nine years of service as a director, his insight and his countless contributions,” added Mr. Goodwin. “Jim was an outstanding Chairman for Federal Signal for the past five years — his dedication to this company was evident in the countless hours he devoted to working on behalf of Federal Signal, its stockholders and employees. Jim is a trusted colleague and a valued friend to all of us and I know I speak on behalf of the Board, the management team and the entire Federal Signal organization when I say that we wish him only the best in the years to come.”
Goodwin served as interim President and Chief Executive Officer of Federal Signal from December 2007 through September 15, 2008. Prior to that, he was an independent business consultant from October 2001 to December 2007. From July 1999 to October 2001, Mr. Goodwin served as Chairman and Chief Executive Officer of United Airlines. Goodwin holds a bachelor’s degree in business administration from Salem College in West Virginia. He is a member of the board of directors of AAR Corporation, John Bean Technologies Corporation, and First Chicago Bank & Trust.

About Federal Signal
Federal Signal Corporation (NYSE: FSS) enhances the safety, security and well-being of communities and workplaces around the world. Founded in 1901, Federal Signal is a leading global designer and manufacturer of products and total solutions that serve municipal, governmental, industrial and institutional customers. Headquartered in Oak Brook, Ill., with manufacturing facilities worldwide, the Company operates three groups: Safety and Security Systems, Environmental Solutions and Fire Rescue. For more information on Federal Signal, visit: http://www.federalsignal.com.
Forward-Looking Language
This news release may contain words such as “may,” “will,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “project,” “estimate” and “objective” or the negative thereof or similar terminology concerning Federal Signal’s future financial performance, business strategy, plans, goals and objectives. These expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Federal Signal’s possible or assumed future performance or results of operations and are not guarantees. While these statements are based on assumptions and judgments that management has made in light of industry experience as well as perceptions of historical trends, current conditions, expected future developments and other factors believed to be appropriate under the circumstances, they are subject to risks, uncertainties and other factors that may cause Federal Signal’s actual results, performance or achievements to be materially different from those stated. Such risks and uncertainties include but are not limited to: economic conditions in various regions, product and price competition, supplier and raw material prices, foreign currency exchange rate changes, interest rate changes, increased legal expenses and litigation results, legal and regulatory developments and other risks and uncertainties described in filings with the Securities and Exchange Commission.
Contacts:

William G. Barker III	Matthew Sherman / Tim Lynch
Senior Vice President & Chief Financial Officer	Joele Frank, Wilkinson Brimmer Katcher
Federal Signal Corporation	212-355-4449
630-954-2000	msherman@joelefrank.com /
wbarker@federalsignal.com	tlynch@joelefrank.com
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